Exhibit 10.1

FINANCIAL ADVISORY AGREEMENT

This Financial Advisory Agreement (the “Agreement”) is dated as of March __, 2015, by and between The Vantage Group, Ltd., a Delaware corporation (the “Consultant”), and Basta Holdings, Inc., a Nevada corporation (the “Company”), and sets forth the terms whereby the Consultant will provide services as a financial advisory consultant to the Company.

I.	ENGAGEMENT

The Company hereby engages and retains Consultant as a financial advisory consultant to perform the Services (as that term is hereinafter defined) and Consultant hereby accepts such appointment on the terms and conditions set forth herein.

II.	INDEPENDENT CONTRACTOR

Consultant shall be, and in all respects be deemed an independent contractor in this performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A.            Consultant shall be solely responsible for making all payments to and on behalf of its employees, subcontractors, including those required by law.

B.             Consultant shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of the Company and Consultant shall have no power to enter into any agreement on behalf of or otherwise bind the Company. Without limiting the foregoing, Consultant shall not enter into any contract or commitment on behalf of the Company.

C.             Subject to Section II.D hereof, Consultant shall not have or be deemed to have, fiduciary obligations or duties to the Company and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as Consultant in its sole, absolute and unfettered discretion may elect.

D.              Notwithstanding the above, no activity, employment, venture, business or other pursuit of Consultant during the term of this agreement shall conflict with Consultant’s obligations under this Agreement or be adverse to the Company’s interests during the term of this Agreement.

III.	SERVICE

Consultant agrees to serve as a financial advisory consultant to the Company and to provide and/or perform the following, hereinafter collectively referred as the “Services”:

A.             Complete an analysis of the Company’s business, structure, organization and development, with an emphasis on the possible up-listing of the Company’s common stock onto the Nasdaq Capital Market.

B.              Assist the Company in its efforts to seek additional business relationships that will be of benefit to the Company.

C.              Introduce the Company to potential media outlets, market professionals, investment relations professionals, attorneys, broker-dealers, mutual funds and other institutional investors.

D.              Consultant shall devote such time and effort, as it deems commercially reasonable and adequate under the circumstances, to the affairs of the Company to render Services contemplated by this agreement. Consultant is not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto. Consultant cannot guarantee results on behalf of the Company, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company’s needs, Consultant shall notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by the Company.

E.               In conjunction with the Services, Consultant agrees to make itself available for telephone conferences with senior management of the Company during normal business hours, in order to advise management in corporate finance matters including, structuring in nature, extent and other parameters of any private placement or other financing offer(s) made to the Company.

IV.	EXPENSES

Any travel or out-of-pocket expenses of Consultant in the rendering of the Services shall be reimbursed by the Company. This shall only apply to travel or out-of-pocket expenses that is requested by or approved in advance by the Company.

V.	COMPENSATION

In consideration for the Services, the Company shall issue to Consultant an amount of Series C Convertible Preferred shares that shall be equal to an ownership interest in the Company of 9.99% on a fully diluted basis when converted into the Company’s common stock, par value $0.001 per share, for a total purchase price of $1,000. When issued, the Series C Convertible Preferred (and when converted, the Company’s common stock) shall be fully paid and non-assessable.

VI.	REPRESENTATIONS, WARRANTIES AND COVENANTS

A.            The Company agrees, acknowledges and understands that there can be no assurances that Nasdaq will approve the Company’s listing application.

B.             The Company acknowledges and understands that Consultant is not a broker-dealer and the Company may be required to pay additional underwriting fees in connection with any offerings, underwritings or financings to the appropriate underwriter and/or funding entity in addition to any fees paid to Consultant. The Company acknowledges and understands that Consultant is not a FINRA member firm and employs no registered representative(s) of a FINRA member firm.

2

C.            In order to satisfy its obligations hereunder, the Company hereby agrees to amend its articles of incorporation to authorize the issuance of a class of preferred stock designated as Series C Convertible Preferred Stock in such number and voting rights to be determined by mutual agreement of the parties. The Company further agrees and acknowledges that the rights and preferences to be designated for its Series C Convertible Preferred Stock shall be superior to those of the Company’s Series A Preferred Stock, Series B Preferred Stock, the Company’s Common Stock and any other class or series of the Company’s stock issued in the eighteen (18) months from the date of this Agreement.

D.           Consultant hereby represents that it has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with applicable securities laws, rules and regulations, including, but not limited to:

1. The use, release or other publication of forward-looking statements within the meaning of Section 27A of the Securities Act Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of Consultant’s relationship with the Company in any and all communication(s) relating the Company, including, but not limited to: press releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

E.             Consultant further acknowledges that by the very nature of its relationship with the Company it will from time to time have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) Consultant hereby agrees to covenants that:

1. Consultant will not make any purchases or sales in the stock of the Company based on such information.

2. Consultant will utilize its commercially reasonable efforts to safeguard and prevent the discrimination of such information to third parties unless authorized in writing by the Company to do so as may be necessary in the performance of its Services under this Agreement.

F.             Execution. The execution, delivery and performance of this Agreement in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or Consultant is a party or by which either entity may be bound or affected.

3

G.             Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual introduced by Consultant to the Company, in connection with any project, any loans, or collateral or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

H.            Timely Apprisals. The Company shall keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management.

1. Accordingly, the Company shall provide Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

2. The Company shall promptly notify Consultant of all new contracts, agreements, joint ventures or filing with any state agency, and shall provide all related documents, including without limitation, the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant.

3. The Company shall also provide directly to Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Consultant from time to time.

4. Until termination of the engagement contemplated by this Agreement, the Company shall notify Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.

5. Consultant shall keep all documents and information supplied to it hereunder confidential as described in the section below titled “CONFIDENTIAL DATA”.

I.             Corporate Authority. Both the Company and Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated. Furthermore, the individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

4

VI.	TERM AND TERMINATION

The term of this Agreement shall be one year. This Agreement will automatically renew for a period of one year unless either party gives written notice of its intent not to renew the Agreement at least sixty (60) days prior to the expiration of the current term.

VII.	CONFIDENTIAL DATA

A.            Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by Consultant as a result of its engagement hereunder, unless authorized, in writing by the Company.

B.             The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Consultant, obtained as a result of its engagement hereunder, unless authorized, in writing, by Consultant.

C.             Consultant shall not be required in the performance of its duties to divulge to the Company, or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of the Company) which Consultant may have or be able to obtain other than as a result of the relationship established by this Agreement.

VIII.	OTHER MATERIAL TERMS AND CONDITIONS

A.            Indemnification. The Company agrees to indemnify, defend, and hold Consultant harmless from any and all actions, causes of action, claims, demands, cost, liabilities, expenses and damages (including reasonable attorneys' fees) arising out of, or in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) whether formal or informal and whether made or brought by or in the right of the Company or otherwise, in which Consultant is, was or at any time becomes a party or witness, or is threatened to be made a party or witness in relation to any services provided in good faith by Consultant under this Agreement.

B.            Survival. Neither termination nor completion of the provision of the Services shall affect the provisions of this Agreement and the indemnification provisions above which are incorporated herein, which shall remain operative and in full force and effect.

C.           Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

D.           Entire Agreement. Each of the parties hereby covenants that this Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability whereby the absolute, final unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

5

E.           Governing Law. This Agreement shall be deemed to be made in, governed by and construed in all respects in accordance with the laws of the State of New York irrespective of the country or place of domicile or residence of either party and without regard to conflicts of laws principles. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

F.           Assignments. The benefits of this Agreement shall insure to the respective successors and assignees of the parties hereto and the indemnified parties hereunder and their successors and assigns and representative, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of the Company under the Agreement may not be assigned or delegated without the prior written consent of Consultant and any such purported assignments shall be null and void. Notwithstanding the foregoing, Consultant may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.

G.           Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed on original constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effects as an original.

H.           Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein and shall promptly notify the other of any change, giving the address of the new place of business or residence.

I.            Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

6

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

BASTA HOLDINGS INC.

By:
Name:
Title:
Date:

ACCEPTED AND AGREED:

THE VANTAGE GROUP, LTD.

By:_______________________________

Name:

Title:

Date:

7